Exhibit 10.2

EXECUTION VERSION

STOCK PURCHASE AGREEMENT

BY AND BETWEEN

REGENERON PHARMACEUTICALS, INC.

AND

INTELLIA THERAPEUTICS, INC.

DATED AS OF MAY 30, 2020

	5.8	Restricted Securities	13
	5.9	Legends	14
	5.10	Financial Assurances	14

6.	Investor’s Conditions to Closing		14

	6.1	Representations and Warranties	14
	6.2	Covenants	15
	6.3	Other Transaction Agreements	15
	6.4	No Material Adverse Effect	15
	6.5	Closing Deliverables	15
	6.6	Conduct of Business Pending Closing	15

7.	Company’s Conditions to Closing		15

	7.1	Representations and Warranties	15
	7.2	Covenants	15
	7.3	Other Transaction Agreements	15
	7.4	Closing Deliverables	15

8.	Mutual Conditions to Closing		16

	8.1	HSR Act and Other Qualifications	16
	8.2	Injunctions	16
	8.3	Absence of Litigation	16
	8.4	No Prohibition; Market Listing	16

9.	Termination		16

	9.1	Ability to Terminate	16
	9.2	Effect of Termination	17

10.	Additional Covenants and Agreements		17

	10.1	Voting of Securities	17
	10.2	Lock-Up Agreement	18
	10.3	Market Listing	19
	10.4	[Reserved]	19
	10.5	Assistance and Cooperation	19
	10.6	Effect of Waiver of Condition to Closing	19
	10.7	Nasdaq Matters	19
	10.8	Blue Sky Filings	19
	10.9	Legend Removal	19

11.	Miscellaneous		20

	11.1	Governing Law; Submission to Jurisdiction	20
	11.2	Waiver	20
	11.3	Notices	20
	11.4	Entire Agreement	21
	11.5	Amendments	21
	11.6	Headings; Nouns and Pronouns; Section References	21
	11.7	Severability	21
	11.8	Assignment	21

11.9	Successors and Assigns	21
11.10	Counterparts	21
11.11	Third Party Beneficiaries	21
11.12	No Strict Construction	22
11.13	Survival of Warranties	22
11.14	Remedies	22
11.15	Expenses	22

Exhibit A – Form of Cross Receipt

Exhibit B – Notices

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of May 30, 2020, by and between Regeneron Pharmaceuticals, Inc. (the “Investor”), a New York corporation with its principal place of business at 777 Old Saw Mill River Road, Tarrytown, New York 10591, and Intellia Therapeutics, Inc. (the “Company”), a Delaware corporation with its principal place of business at 40 Erie Street, Suite 130, Cambridge, Massachusetts 02139.

WHEREAS, pursuant to the terms and subject to the conditions set forth in this Agreement, the Company desires to issue and sell to the Investor, and the Investor desires to subscribe for and purchase from the Company, certain shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”); and

WHEREAS, in partial consideration for the Investor’s willingness to enter into this Agreement, the Company and the Investor are entering into the Amendment to the Collaboration Agreement and the Hemophilia Co-Co Agreements (each, as defined below).

NOW, THEREFORE, in consideration of the following mutual promises and obligations, and for good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Investor and the Company agree as follows:

1.    Definitions.

1.1    Defined Terms. When used in this Agreement, the following terms shall have the respective meanings specified therefor below:

“Affiliate” shall mean a Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, the Person specified.

“Agreement” shall have the meaning set forth in the Preamble, including all Exhibits attached hereto.

“Amendment to the Collaboration Agreement” shall mean the amendment to the Collaboration Agreement, dated as of May 30, 2020.

“Business Day” shall mean a day on which commercial banking institutions in New York, New York are open for business.

“Collaboration Agreement” shall mean the License and Collaboration Agreement, as amended, by and between the Company and Investor, dated as of April 11, 2016.

“Common Stock Equivalents” shall mean any options, warrants or other securities or rights convertible into or exercisable or exchangeable for, whether directly or following conversion into or exercise or exchange for other options, warrants or other securities or rights, shares of Common Stock.

“Control” (including the terms “Controlled by” or “under common Control with”) shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Without limiting the generality of the foregoing, a Person shall be deemed to Control another Person if any of the following conditions is met: (i) in the case of corporate entities, direct or indirect ownership of more than fifty percent (50%) of the stock or shares having the right to vote for the election of directors and (ii) in the case of non-corporate entities, direct or indirect ownership of more than fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.

“Controlled Subsidiary” shall mean any Affiliate for which the Investor owns, directly or indirectly, (i) in the case of corporate entities, more than fifty percent (50%) of the stock or shares having the right to vote for the election of directors and (ii) in the case of non-corporate entities, more than fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entity.

“Company Covered Person” shall mean, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

“Company’s Knowledge” shall mean the knowledge of the executive officers (as defined in Rule 405 under the Securities Act) of the Company, after due inquiry, assuming the diligent exercise of such officers’ duties.

“Cross Receipt” shall mean an executed document signed by each of the Company and the Investor, in substantially the form of Exhibit A attached hereto.

“Disposition” or “Dispose of” shall mean any (i) offer, pledge, sale, contract to sell, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant for the sale of, or other disposition of or transfer of any shares of Common Stock, or any Common Stock Equivalents, including, without limitation, any “short sale” or similar arrangement, or (ii) swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of Common Stock or Common Stock Equivalents, whether any such swap or transaction is to be settled by delivery of securities, in cash or otherwise.

“Effect” shall have the meaning set forth in the definition of “Material Adverse Effect.”

“Governmental Authority” shall mean any court, agency, authority, department or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or country or any supranational organization of which any such country is a member.

“Hemophilia Co-Co Agreements” shall mean the Co-Co Agreements (as such term is defined in the Collaboration Agreement) directed to Factor VIII and Factor IX, by and between the Company and Investor, dated as of May 30, 2020.

“Intellectual Property” shall mean trademarks, trade names, trade dress, service marks, copyrights, and similar rights (including registrations and applications to register or renew the registration of any of the foregoing), patents and patent applications, trade secrets, and any other similar intellectual property rights.

“Intellectual Property License” shall mean any license, permit, authorization, approval, contract or consent granted, issued by or with any Person relating to the use of Intellectual Property.

“Law” or “Laws” shall mean all laws, statutes, rules, regulations, orders, judgments, injunctions and/or ordinances of any Governmental Authority.

“Lien” shall mean a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall mean any change, event or occurrence (each, an “Effect”) that, individually or when taken together with all other Effects, has (i) a material adverse effect on the business, financial condition, assets, or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) a material adverse effect on the Company’s ability to perform its obligations, or consummate the Transaction, in accordance with the terms of this Agreement. In the case of (i) or (ii), an Effect will not be considered a Material Adverse Effect to the extent that such Effect results from or arises out of: (A) changes in conditions in the United States or global economy or capital or financial markets generally, including changes in interest or exchange rates; (B) changes in general legal, regulatory, political, economic or business conditions, or changes in generally accepted accounting principles in the United States or interpretations thereof that, in each case, generally affect the biotechnology or biopharmaceutical industries; (C) the announcement, pendency, or performance of the Transaction Agreements or the consummation of the Transaction, or the announcement of the identity of the Investor; (D) any change in the trading prices or trading volume of the Common Stock (it being understood that the facts giving rise to or contributing to any such change may be deemed to constitute, or be taken into account when determining whether there has been or will be, a Material Adverse Effect, except to the extent any of such facts is an Effect referred to in clauses (A) through (C) or (E) through (H) of this definition); (E) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism, (F) earthquakes, hurricanes, floods or other natural disasters, (G) pandemics or other health crises, including but not limited to the COVID-19 pandemic, (H) any action taken by the Company contemplated by the Transaction Agreements or with the Investor’s written consent; (I) any breach, violation or non-performance by the Investor or any of its Affiliates under the Collaboration Agreement; or (J) shareholder litigation arising out of or in connection with the execution, delivery or performance of the Transaction Agreements; provided, that, with respect to clauses (A), (B), (E), (F) and (G), such Effect does not have a materially disproportionate and adverse effect on the Company relative to other companies in the biotechnology or biopharmaceutical industries.

“Organizational Documents” shall mean (i) the Amended and Restated Certificate of Incorporation of the Company, as amended through the date of this Agreement, and (ii) the Amended and Restated Bylaws of the Company, as amended through the date of this Agreement.

“Per Share Purchase Price” shall mean an amount equal to two (2) times the volume-weighted average trading price of the Company’s Common Stock during the 30-day period ending on the Business Day that is two (2) Business Days prior to the Closing Date, to be calculated and agreed to by each party.

“Person” shall mean any individual, partnership, limited liability company, firm, corporation, trust, unincorporated organization, government, or any department or agency thereof or other entity, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Exchange Act.

“Shares of Then Outstanding Common Stock” shall mean, at any time, the most recent number of issued and outstanding shares of Common Stock reported by the Company in the Company SEC Documents (as defined in this Agreement), plus shares of Common Stock issuable upon conversion of issued and outstanding preferred stock of the Company at such time.

“Third Party” shall mean any Person (other than a Governmental Authority) other than the Investor, the Company, or any Affiliate of the Investor or the Company.

“Transaction” shall mean the issuance and sale of the Shares by the Company, and the purchase of the Shares by the Investor, in accordance with the terms hereof.

“Transaction Agreements” shall mean this Agreement, the Amendment to the Collaboration Agreement, and the Hemophilia Co-Co Agreements.

1.2    Additional Defined Terms. In addition to the terms defined in Section 1.1, the following terms shall have the respective meanings assigned thereto in the sections indicated below:

Defined Term	Section
Agreement	Preamble
Aggregate Purchase Price	Section 2
Change of Control	Section 10.2
Closing	Section 3.1
Closing Date	Section 3.1
Common Stock	Preamble
Company	Preamble
Company SEC Documents	Section 4.11(a)
Disqualification Event	Section 4.14

Defined Term	Section
Exchange Act	Section 4.11(a)
Expiration Date	Section 10.1(a)
Extraordinary Matters	Section 10.1(b)
HSR Act	Section 4.7
Investor	Preamble
LAS	Section 4.7
Lock-Up Period	Section 10.2
Lock-Up Securities	Section 10.2
Modified Clause	Section 11.7
Permits	Section 4.10
SEC	Section 4.7
Securities Act	Section 4.11(a)
Shares	Section 2
Subsidiaries	Section 4.3
Termination Date	Section 9.1(b)

2.    Purchase and Sale of Common Stock. Subject to the terms and conditions of this Agreement, at the Closing, the Company shall issue and sell to the Investor, free and clear of all liens, other than any liens arising as a result of any action by the Investor, and the Investor shall purchase from the Company, the number of shares of Common Stock (rounded up) equal to $30,000,000.00 (the “Aggregate Purchase Price”) divided by the Per Share Purchase Price (such number of shares of Common Stock, the “Shares”); provided, however, that the amount of Shares shall be reduced by such amount as required so that the total number of shares of Common Stock held by the Investor, including the Shares purchased under this Agreement, is equal to nineteen and 99/100 percent (19.99%) of the Company’s outstanding shares of Common Stock. In the event of any stock dividend, stock split, combination of shares, recapitalization, or other similar change in the capital structure of the Company after the date hereof and on or prior to the Closing which affects or relates to the Common Stock, the number of Shares shall be adjusted proportionately.

3.    Closing Date; Deliveries.

3.1    Closing Date. Subject to the satisfaction or waiver of all the conditions to the Closing set forth in Sections 6, 7, and 8 hereof, the closing of the purchase and sale of the Shares hereunder (the “Closing”) shall be held on the first (1st) Business Day after the satisfaction of the conditions to Closing set forth in Sections 6, 7, and 8 (other than those conditions that by their nature are to be satisfied at the Closing), at 10:00 a.m. Boston time, remotely via the exchange of documents and signatures, or at such other time, date and location as the parties may agree orally or in writing. The date the Closing occurs is hereinafter referred to as the “Closing Date.”

3.2    Deliveries.

(a)    Deliveries by the Company. The Company shall instruct its transfer agent at the Closing to register the Shares in book-entry in the name of the Investor and the Company shall cause the transfer agent to deliver written confirmation of the book-entry delivery of the Shares to the Investor. The Company shall also deliver at the Closing: (i) a certificate in form and substance reasonably satisfactory to the Investor and duly executed on behalf of the Company by an authorized executive officer of the Company, certifying that the conditions to Closing set forth in Sections 6, 8.2, 8.3 and 8.4 of this Agreement have been fulfilled; (ii) a certificate of the secretary of the Company dated as of the Closing Date certifying (A) that attached thereto is a true and complete copy of the Second Amended and Restated Bylaws of the Company as in effect on the Closing Date; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the Transaction and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby as of the Closing Date; and (C) that attached thereto is a true and complete copy of the Company’s Second Amended and Restated Certificate of Incorporation, as in effect on the Closing Date; and (iii) a legal opinion of Goodwin Procter LLP, counsel to the Company, in form and substance reasonably acceptable to Investor.

(b)    Deliveries by the Investor. At the Closing, the Investor shall deliver to the Company the Aggregate Purchase Price by wire transfer of immediately available United States funds to an account designated by the Company. The Company shall notify the Investor in writing of the wiring instructions for such account not less than two (2) Business Days before the Closing Date. The Investor shall also deliver, or cause to be delivered at the Closing: (i) a duly executed Cross Receipt and (ii) a certificate in form and substance reasonably satisfactory to the Company and duly executed on behalf of the Investor by an authorized executive officer of the Investor, certifying that the conditions to Closing set forth in Section 7 of this Agreement have been fulfilled.

4.    Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that:

4.1    Organization, Good Standing and Qualification.

(a)    Each of the Company and the Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries has all requisite corporate power and corporate authority to own, lease and operate its properties and assets, to carry on its business as now conducted, and as proposed to be conducted as described in the Company SEC Documents, and the Company has all requisite corporate power to enter into this Agreement, to issue and sell the Shares, and to perform its obligations under and to carry out the other transactions contemplated by this Agreement.

(b)    Each of the Company and the Subsidiaries is qualified to transact business and is in good standing in each jurisdiction in which the character of the properties owned, leased or operated by the Company or Subsidiary, as applicable, or the nature of the business conducted by the Company or Subsidiary, as applicable, makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.

4.2    Capitalization and Voting Rights.

(a)    The authorized capital of the Company as of the date hereof consists of: (i) 120,000,000 shares of Common Stock of which, as of the date of this Agreement, 51,422,028 shares are issued and outstanding and (ii) 5,000,000 shares of preferred stock, par value $0.0001 per share, none of which are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Common Stock (A) have been duly authorized and validly issued, (B) are fully paid and non-assessable, and (C) were issued in compliance with all applicable federal and state securities Laws.

(b)    All of the authorized shares of Common Stock are entitled to one (1) vote per share.

(c)    Except as described or referred to in Section 4.2(a) above or as set forth in the Company SEC Documents, as of the date hereof, there are not: (i) any outstanding equity securities, options, warrants, rights (including conversion or preemptive rights) or other agreements pursuant to which the Company is or may become obligated to issue, sell or repurchase any shares of its capital stock or any other securities of the Company or (ii) any restrictions on the transfer of capital stock of the Company other than pursuant to state and federal securities Laws.

(d)    The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to the Company’s Knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC (as defined below) is contemplating terminating such registration.

(e)    Except as set forth in the Company SEC Documents and in Section 10.1(a) below, the Company is not party to or subject to any agreement or understanding relating to the voting of shares of capital stock of the Company or the giving of written consents by a stockholder or director of the Company.

4.3    Subsidiaries. The Company has disclosed all of its subsidiaries required to be disclosed pursuant to Item 601(b)(21) of Regulation S-K in an exhibit to its Annual Report on Form 10-K (the “Subsidiaries”). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

4.4    Authorization.

(a)    All requisite corporate action on the part of the Company, its directors and stockholders required by applicable Law for the authorization, execution and delivery by the Company of this Agreement and the performance of all obligations of the Company hereunder, including the authorization, issuance and delivery of the Shares, has been taken.

(b)    This Agreement has been duly executed and delivered by the Company, and upon the due execution and delivery of this Agreement by the Investor, this Agreement will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms (except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws of general application relating to or affecting enforcement of creditors’ rights and (ii) rules of Law governing specific performance, injunctive relief, or other equitable remedies and limitations of public policy).

(c)    No stop order or suspension of trading of the Common Stock has been imposed by Nasdaq, the SEC or any other Governmental Authority and remains in effect.

4.5    No Defaults. The Company is not in default under or in violation of (a) its Organizational Documents; (b) any provision of applicable Law or any ruling, writ, injunction, order, Permit, judgment, or decree of any Governmental Authority; or (c) any agreement, arrangement or instrument, whether written or oral, by which the Company or any of its assets are bound; except, in the case of subsections (b) and (c), as would not have a Material Adverse Effect. There exists no condition, event or act which after notice, lapse of time, or both, would constitute a default or violation by the Company under any of the foregoing, except, in the case of subsections (b) and (c), as would not have a Material Adverse Effect.

4.6    No Conflicts. The execution, delivery and performance of this Agreement and compliance with the provisions hereof by the Company do not and shall not: (a) violate any provision of applicable Law or any ruling, writ, injunction, order, permit, judgment or decree of any Governmental Authority; (b) constitute a breach of, or default under (or an event which, with notice or lapse of time or both, would become a default under) or conflict with, or give rise to any right of termination, cancellation or acceleration of, any agreement, arrangement or instrument, whether written or oral, by which the Company or any of its assets are bound; (c) violate or conflict with any of the provisions of the Company’s Organizational Documents; or (d) result in any encumbrance upon any of the Shares, other than restrictions pursuant to the securities Laws, or any of the properties or assets of the Company or any Subsidiary; except, in the case of subsections (a) and (b), as would not have a Material Adverse Effect.

4.7    No Governmental Authority or Third-Party Consents. No consent, approval, authorization or other order of, or filing with, or notice to, any Governmental Authority or other Third Party is required to be obtained or made by the Company in connection with the authorization, execution and delivery by the Company of any of this Agreement or with the authorization, issue and sale by the Company of the Shares, except (a) such filings as may be required to be made with the Securities and Exchange Commission (the “SEC”) and with any state blue sky or securities regulatory authority, which filings shall be made in a timely manner in accordance with all applicable Laws, (b) if and as required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and (c) if required, with respect to the Shares, the filing with The Nasdaq Stock Market LLC of, and the absence of unresolved issues with respect to, a Notification Form: Listing of Additional Shares (the “LAS”).

4.8    Valid Issuance of Shares. When issued, sold and delivered at the Closing in accordance with the terms hereof for the Aggregate Purchase Price, the Shares shall be duly authorized, validly issued, fully paid and nonassessable, free from any liens, encumbrances or restrictions on transfer, including preemptive rights, rights of first refusal or other similar rights, other than as arising pursuant to this Agreement, as a result of any action by the Investor or under federal or state securities Laws.

4.9    Litigation. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement, there is no action, suit, proceeding or investigation pending (of which the Company has received notice or otherwise is within the Company’s Knowledge) or, to the Company’s Knowledge, threatened, against the Company or which the Company intends to initiate which has had or is reasonably likely to have a Material Adverse Effect.

4.10    Licenses and Other Rights; Compliance with Laws. The Company has all franchises, permits, licenses and other rights and privileges (“Permits”) necessary to permit it to own its properties and to conduct its business as presently conducted and is in compliance thereunder, except where the failure to be in compliance does not and would not have a Material Adverse Effect. The Company has not taken any action that would interfere with the Company’s ability to renew all such Permit(s), except where the failure to renew such Permit(s) would not have a Material Adverse Effect. The Company is and has been in compliance with all Laws applicable to its business, properties and assets, and to the products and services sold by it, except where the failure to be in compliance does not and would not have a Material Adverse Effect.

4.11    Company SEC Documents; Financial Statements; Nasdaq Stock Market.

(a)    Since June 1, 2018, the Company has timely filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein), and any required amendments to any of the foregoing, with the SEC (the “Company SEC Documents”). As of their respective filing dates, each of the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and no Company SEC Documents when filed, declared effective or mailed, as applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)    The financial statements of the Company included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in its quarterly reports on Form 10-Q for the quarterly period ended March 31, 2020, comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended. Except (i) as set forth in the Company SEC Documents or (ii) for liabilities incurred in the ordinary course of business subsequent to the date of the most recent balance sheet contained in the Company SEC Documents, the Company has no liabilities, whether absolute or accrued, contingent or otherwise, other than those that would not, individually or in the aggregate, have a Material Adverse Effect.

(c)    As of the date of this Agreement, the Common Stock is listed on The Nasdaq Global Market, and the Company has taken no action designed to, or which is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from The Nasdaq Global Market. As of the date of this Agreement, the Company has not received any notification that, and to the Company’s Knowledge, the SEC or The Nasdaq Stock Market LLC is contemplating terminating such listing or registration.

4.12    Absence of Certain Changes. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement, there has not occurred any event that has caused or would reasonably be expected to cause a Material Adverse Effect.

4.13    Internal Controls; Disclosure Controls and Procedures. The Company maintains internal control over financial reporting as defined in Rule 13a-15(f) under the Exchange Act. The Company has implemented the “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) required in order for the Principal Executive Officer and Principal Financial Officer of the Company to engage in the review and evaluation process mandated by the Exchange Act, and is in compliance with such disclosure controls and procedures in all material respects. Each of the Principal Executive Officer and the Principal Financial Officer of the Company (or each former Principal Executive Officer of the Company and each former Principal Financial Officer of the Company, as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 with respect to all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC.

4.14    Offering. Subject to the accuracy of the Investor’s representations set forth in Sections 5.5, 5.6, 5.7, 5.8, and 5.9, the offer, sale, and issuance of the Shares to be issued in conformity with the terms of this Agreement constitute transactions which are exempt from the registration requirements of the Securities Act and from all applicable state registration or qualification requirements. Neither the Company nor any Person acting on its behalf will take any action that would cause the loss of such exemption. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of Regulation D (a “Disqualification Event”) is applicable to the Company or, to the Company’s Knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii)–(iv) or (d)(3) is applicable.

4.15    No Integration. The Company has not, directly or through any agent, sold, offered for sale, solicited offers to buy, or otherwise negotiated in respect of any security (as defined in the Securities Act) which is or will be integrated with the Shares sold pursuant to this Agreement in a manner that would require the registration of the Shares under the Securities Act.

4.16    Brokers’ or Finders’ Fees. No broker, finder, investment banker, or other Person is entitled to any brokerage, finder’s, or other fee or commission from the Company in connection with the transactions contemplated by this Agreement.

4.17    Not Investment Company. The Company is not, and immediately after receipt of the Aggregate Purchase Price will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

4.18    Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged and for an enterprise at a substantially similar stage of lifecycle as the Company, including, but not limited to, directors and officers insurance coverage. To the Company’s Knowledge, it will be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

4.19    No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising. The Company has not, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) in a manner or under any circumstances that would require the registration of the Shares under the Securities Act (including, without limitation, by virtue of the integration of the offering of the Shares with any prior offering of Company shares).

4.20    Foreign Corrupt Practices. Neither the Company, nor to the Company’s Knowledge, any agent or other Person acting on behalf of the Company, has (a) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (c) failed to disclose fully any contribution made by the Company (or made by any Person acting on its behalf of which the Company is aware) which is in violation of Law, or (d) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable non-U.S. anti-bribery Law.

4.21    Regulation M Compliance. The Company has not taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.

4.22    Office of Foreign Assets Control. Neither the Company nor, to the Company’s Knowledge, any director, officer, agent, employee or Affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

4.23    U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Investor’s request.

4.24    Intellectual Property. The Intellectual Property that is owned by the Company is owned free from any liens or restrictions, and all of the Company’s material Intellectual Property Licenses are in full force and effect in accordance with their terms and are free of any liens or restrictions except (a) where the failure to be free from such liens or restrictions would not have a Material Adverse Effect or (b) as set forth in any such Intellectual Property License. Except as set forth in the Company SEC Documents, there is no legal claim or demand of any Person pertaining to, or any proceeding which is pending (of which the Company has received notice or otherwise is within the Company’s Knowledge) or, to the Company’s Knowledge, threatened, (i) challenging the right of the Company in respect of any Company Intellectual Property, or (ii) that claims that any default exists under any Intellectual Property License, except, in the case of (i) and (ii) above, where any such claim, demand or proceeding would not have a Material Adverse Effect.

5.    Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company, that:

5.1    Organization; Good Standing. The Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The Investor has or will have all requisite power and authority to enter into this Agreement, to purchase the Shares and to perform its obligations hereunder and to carry out the other transactions contemplated by this Agreement.

5.2    Authorization. All requisite action on the part of the Investor and its directors and stockholders, required by applicable Law for the authorization, execution and delivery by the Investor of this Agreement and the performance of all of its obligations hereunder, including the subscription for and purchase of the Shares, has been taken. This Agreement has been duly executed and delivered by the Investor and upon the due execution and delivery thereof by the Company, will constitute valid and legally binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms (except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application relating to or affecting enforcement of creditors’ rights and (b) rules of Law governing specific performance, injunctive relief or other equitable remedies and limitations of public policy).

5.3    No Conflicts. The execution, delivery and performance of this Agreement and compliance with the provisions thereof by the Investor do not and shall not: (a) violate any provision of applicable Law or any ruling, writ, injunction, order, permit, judgment or decree of any Governmental Authority, (b) constitute a breach of, or default under (or an event which, with notice or lapse of time or both, would become a default under) or conflict with, or give rise to any right of termination, cancellation or acceleration of, any agreement, arrangement or instrument, whether written or oral, by which the Investor or any of its assets, are bound, or (c) violate or conflict with any of the provisions of the Investor’s organizational documents (including any articles or memoranda of organization or association, charter, bylaws or similar documents), except, in the case of subsections (a), (b), and (c), as would not impair or adversely affect the ability of the Investor to consummate the Transactions and perform its obligations under this Agreement and except, in the case of subsections (a) and (b), as would not have a material adverse effect on the Investor.

5.4    No Governmental Authority or Third-Party Consents. No consent, approval, authorization, or other order of any Governmental Authority or other Third Party is required to be obtained by the Investor in connection with the authorization, execution, and delivery of any of this Agreement or with the subscription for and purchase of the Shares, except as required pursuant to the HSR Act.

5.5    Purchase Entirely for Own Account. The Shares shall be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation or otherwise distributing the Shares. The Investor does not have and will not have as of the Closing any contract, undertaking, agreement, or arrangement with any Person to sell, transfer or grant participation to a Person any of the Shares.

5.6    Disclosure of Information. The Investor has received all the information from the Company and its management that the Investor considers necessary or appropriate for deciding whether to purchase the Shares hereunder. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the Company, its financial condition, results of operations and prospects and the terms and conditions of the offering of the Shares sufficient to enable it to evaluate its investment.

5.7    Investment Experience and Accredited Investor Status; Investment Intent. The Investor is an “accredited investor” (as defined in Regulation D under the Securities Act). The Investor has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares to be purchased hereunder.

5.8    Restricted Securities. The Investor understands that the Shares, when issued, shall be “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws the Shares may be resold without registration under the Securities Act only in certain limited circumstances. The Investor represents that it is familiar with Rule 144 of the Securities Act, as presently in effect.

5.9    Legends.

(a)    The Investor understands that all of its shares of Common Stock of the Company shall be subject to the following legends:

(1)

“These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under the Securities Act or an opinion of counsel (which counsel shall be reasonably satisfactory to Intellia Therapeutics, Inc.) that such registration is not required or unless sold pursuant to Rule 144 of the Securities Act.”; and

(2)

“These securities are subject to transfer restrictions set forth in a Stock Purchase Agreement by and between Regeneron Pharmaceuticals, Inc. and Intellia Therapeutics, Inc., a copy of which is on file with the Secretary of Intellia Therapeutics, Inc.”

(b)    In order to satisfy the foregoing requirements of Section 5.9(a), Investor covenants and agrees to use its commercially reasonable efforts to, as promptly as practicable, but in no event later than thirty (30) days after the Closing Date, transfer and maintain (in Investor’s name) all shares of Common Stock owned by Investor prior to the Transaction to the Company’s transfer agent in book entry form for electronic application of the legends set forth above.

5.10    Financial Assurances. As of the date hereof and as of the Closing Date, the Investor has and will have access to cash in an amount sufficient to pay to the Company the Aggregate Purchase Price.

6.    Investor’s Conditions to Closing. The Investor’s obligation to purchase the Shares at the Closing is subject to the fulfillment as of the Closing of the following conditions (unless waived in writing by the Investor):

6.1    Representations and Warranties. The representations and warranties made by the Company in Section 4 hereof shall be true and correct (a) as of the date of this Agreement and (b) as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date; provided, however, that for purposes of this Section 6.1, all such representations and warranties of the Company (other than Sections 4.1(a), 4.2, 4.3, 4.4, 4.8, 4.14, 4.15, and 4.19 of this Agreement) shall be deemed to be true and correct for purposes of this Section 6.1 unless the failure or failures of such representations and warranties to be so true and correct, without regard to any “material,” “materiality,” or “Material Adverse Effect” qualifiers set forth therein, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect; provided further that, if the Closing does not occur within forty-five (45) days after the date of this Agreement, the representations made by the Company in Section 4.2(a) may be updated and delivered to the Investor prior to Closing such that Section 4.2(a) shall be true and correct as of the Closing Date as though made on and as of the Closing Date.

6.2    Covenants. All covenants and agreements contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

6.3    Other Transaction Agreements. The Company shall have duly executed and delivered to the Investor the other Transaction Agreements, and there shall have been no termination of the other Transaction Agreements that, as of the Closing, is effective.

6.4    No Material Adverse Effect. From and after the date of this Agreement until the Closing Date, there shall have occurred no event that has caused or would reasonably be expected to cause a Material Adverse Effect.

6.5    Closing Deliverables. The Company shall deliver or cause to be delivered to the Investor all items listed in Section 3.2(a).

6.6    Conduct of Business Pending Closing. During the period from the date of this Agreement until the Closing Date, except as (a) consented to in writing by the Investor (which consent shall not be unreasonably withheld, conditioned or delayed) or (b) otherwise contemplated by any of the Transaction Agreements, the Company shall have (i) operated its business only in the ordinary course, (ii) maintained its existence under applicable law, (iii) used commercially reasonable efforts to maintain and enforce its material Intellectual Property, (iv) paid all applicable material taxes when due and payable, and (v) (A) not declared, set aside or pay any dividend or make any other distribution or payment (whether in cash, stock or property or any combination thereof) in respect of its capital stock, (B) not made any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such, and (C) not redeemed, repurchased or otherwise acquired any securities of the Company or any of its Subsidiaries.

7.    Company’s Conditions to Closing. The Company’s obligation to issue and sell the Shares at the Closing is subject to the fulfillment as of the Closing of the following conditions (unless waived in writing by the Company):

7.1    Representations and Warranties. The representations and warranties made by the Investor in Section 5 hereof shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date.

7.2    Covenants. All covenants and agreements contained in this Agreement to be performed or complied with by the Investor on or prior to the Closing Date shall have been performed or complied with in all material respects.

7.3    Other Transaction Agreements. The Investor shall have duly executed and delivered to the Company the other Transaction Agreements, and there shall have been no termination of the other Transaction Agreements that, as of the Closing, is effective.

7.4    Closing Deliverables. The Investor shall deliver or cause to be delivered to the Company all items listed in Section 3.2(b).

8.    Mutual Conditions to Closing. The obligations of the Investor and the Company to consummate the Closing are subject to the fulfillment as of the Closing Date of the following conditions:

8.1    HSR Act and Other Qualifications. The filings required under the HSR Act in connection with the Transaction Agreements, as applicable, shall have been made and the required waiting period shall have expired or been terminated as of the Closing Date, and all other authorizations, consents, waivers, permits, approvals, qualifications, and registrations to be obtained or effected with any Governmental Authority, including, without limitation, necessary blue sky permits and qualifications required by any state for the offer and sale to the Investor of the Shares, shall have been obtained and shall be in effect as of the Closing Date.

8.2    Injunctions. There shall be no Law, injunction (whether temporary, preliminary or permanent), judgment, or ruling enacted, promulgated, issued, entered, amended, or enforced by any Governmental Authority in effect enjoining, restraining, preventing, or prohibiting the consummation of the transactions contemplated by any Transaction Agreement or making the consummation of the transactions contemplated by any Transaction Agreement illegal.

8.3    Absence of Litigation. There shall be no action, suit, proceeding, or investigation by a Governmental Authority pending or currently threatened in writing against the Company or the Investor that questions the validity of any of the Transaction Agreements, the right of the Company or the Investor to enter into any Transaction Agreement or to consummate the transactions contemplated hereby or thereby or which, if determined adversely, would impose substantial monetary damages on the Company or the Investor as a result of the consummation of the transactions contemplated by any Transaction Agreement.

8.4    No Prohibition; Market Listing. (a) No provision of any applicable Law and no judgment, injunction (preliminary or permanent), order, or decree that prohibits, makes illegal, or enjoins the consummation of the Transaction shall be in effect; and (b) the Common Stock shall be eligible for listing on The Nasdaq Global Market.

9.    Termination.

9.1    Ability to Terminate. This Agreement may be terminated at any time prior to the Closing by:

(a)    mutual written consent of the Company and the Investor;

(b)    either the Company or the Investor, upon written notice to the other after one hundred and eighty (180) days from the date of this Agreement (the “Termination Date”), if the Transaction shall not have been consummated by the Termination Date; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure to consummate the Transaction prior to the Termination Date;

(c)    either the Company or the Investor, upon written notice to the other, if any of the mutual conditions to the Closing set forth in Section 8 shall have become incapable of fulfillment by the Termination Date and shall not have been waived in writing by the other party; provided, however, that the right to terminate this Agreement under this Section 9.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure to consummate the Transaction prior to the Termination Date;

(d)    the Investor, if (i) any of the representations and warranties of the Company contained in Section 4 of this Agreement shall fail to be true and correct, (ii) there shall be a breach by the Company of any covenant of the Company in this Agreement that, in either case, (A) would result in the failure of a condition set forth in Sections 6 or 8, and (B) which is not curable or, if curable, is not cured on or prior to the twentieth (20th) day after written notice thereof is given by the Investor to the Company, or (iii) the Closing Date shall not have occurred by the Termination Date; or

(e)    the Company, if (i) any of the representations and warranties of the Investor contained in Section 5 of this Agreement shall fail to be true and correct or (ii) there shall be a breach by the Investor of any covenant of the Investor in this Agreement that, in either case, (A) would result in the failure of a condition set forth in Section 6.5 or 8, and (B) which is not curable or, if curable, is not cured on or prior to the twentieth (20th) day after written notice thereof is given the Company to the Investor.

9.2    Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1 hereof, (a) this Agreement (except for this Section 9.2 and Section 11 hereof (other than Section 11.13) and any definitions set forth in this Agreement and used in such sections) shall forthwith become void and have no effect, without any liability on the part of any party hereto or its Affiliates, and (b) all filings, applications, and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made or appropriately amended to reflect the termination of the transactions contemplated hereby; provided, however, that nothing contained in this Section 9.2 shall relieve any party from liability for fraud or any intentional or willful breach of this Agreement.

10.    Additional Covenants and Agreements.

10.1    Voting of Securities.

(a)    The Investor agrees that, during the period commencing on the Closing Date and throughout the Technology Collaboration Term (as defined in the Collaboration Agreement), including any extension thereof (the “Expiration Date”), at any meeting of the stockholders of Company or any adjournment or postponement thereof, and except as permitted by Section 10.1(b) with respect to Extraordinary Matters, the Investor shall, and shall cause its Affiliates, to (i) appear at such meeting or otherwise cause all of the Common Stock held by the Investor or any of its Affiliates to be counted as present thereat for purposes of calculating a quorum and (ii) from and after the date hereof until the Expiration Date, vote all of the Common Stock held by the Investor or any of its Affiliates (or cause all of the Common Stock held by the Investor or any of its Affiliates to be voted) in accordance with the recommendations of the Board of Directors with respect to any proposal to be voted upon at such meeting. The Investor and its Affiliates shall not take or commit or agree to take any action inconsistent with the foregoing.

(b)    With respect to Extraordinary Matters (as defined below), the Investor and its Affiliates may vote, or execute a written consent with respect to, any or all of the voting securities of the Company as to which they are entitled to vote or execute a written consent, as they may determine in their sole discretion. With respect to this Section 10.1(b), “Extraordinary Matters” shall mean:

(1)	any transaction which would result in a Change of Control;

(2)	any other issuance of shares of Common Stock or Common Stock Equivalents voted upon by stockholders of the Company;

(3)

any vote of the Company’s stockholders with respect to any stock option or stock purchase plan, or any material amendment thereto, or other equity compensation arrangement or material amendment thereto, which has been approved by the Company’s Compensation Committee and taken as a whole is not generally and materially consistent with the Company’s equity compensation historical practices; and

(4)	any liquidation or dissolution of the Company.

10.2    Lock-Up Agreement. During the period commencing on the Closing Date and throughout the Technology Collaboration Term (as defined in the Collaboration Agreement, as amended), including any extension thereof (the “Lock-Up Period”), without the prior approval of the Board of Directors of the Company, the Investor shall not (i) Dispose of or transfer any of the shares of Common Stock held by the Investor or any of its Controlled Subsidiaries (together with (1) any shares of Common Stock issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization and (2) any shares of Common Stock issued as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the Shares) (the “Lock-Up Securities”), including, without limitation, any “short sale” or similar arrangement, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Shares, whether any such swap or transaction is to be settled by delivery of securities, in cash or otherwise; provided, however, that the foregoing shall not prohibit the Investor or its Controlled Subsidiaries from transferring Lock-Up Securities to an Affiliate of the Investor if such transferee Affiliate executes an agreement with the Company to be bound by the restrictions set forth in Section 10.1(a) and Section 10.2. Notwithstanding any other provision of this Section 10.2, this Section 10.2 shall not prohibit or restrict any disposition of Lock-Up Securities by the Investor in connection with (A) a bona fide tender offer by a Person other than the Investor or the Company involving a Change of Control of the Company that is not opposed by the Company’s Board of Directors (but only after the Company’s filing of a Schedule 14D-9, or any amendment thereto, with the SEC disclosing the recommendation of the Company’s Board of Directors with respect to such tender offer); or (B) an issuer tender offer by the Company. For the purposes of this Agreement, a “Change of

Control” means the transfer, in one transaction or a series of related transactions, to a Person or group of affiliated Persons, of shares of capital stock of the Company if, after such transfer, the stockholders of the Company immediately prior to such transfer do not own at least twenty percent (20%) of the outstanding voting securities of the Company (or the surviving entity).

10.3    Market Listing. From the date hereof through the Closing Date, Company shall use all reasonable efforts to (a) maintain the listing and trading of the Common Stock on The Nasdaq Global Market and (b) effect the listing of the Shares on The Nasdaq Global Market, including submitting the LAS to The Nasdaq Stock Market LLC, if required.

10.4    [Reserved].

10.5    Assistance and Cooperation. Prior to the Closing, upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including using all reasonable efforts to: (a) cause the conditions precedent set forth in Sections 6, 7, and 8 to be satisfied (including, in the case of the Company, promptly notifying the Investor of any notice from the Nasdaq Stock Market LLC with respect to the LAS); (b) obtain all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from Governmental Authorities and make all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Authorities, if any); and (c) obtain all necessary consents, approvals or waivers from Third Parties.

10.6    Effect of Waiver of Condition to Closing. In the event that, as of the Closing, the Investor provides written notice to the Company of its waiver of the condition regarding a Material Adverse Effect set forth in Section 6.4 of this Agreement, the Investor shall be deemed to have waived any right of recourse against the Company for, and agreed not to sue the Company in respect of, any and all events or inaccuracies in any representations or warranties of the Company (a) that, as of the Closing, have caused or would reasonably be expected to cause such Material Adverse Effect and (b) of which the Investor had notice in writing from the Company immediately prior to the Closing.

10.7    Nasdaq Matters. Prior to the Closing, the Company shall comply in all material respects with all listing, reporting, filing, and other obligations under the rules of Nasdaq.

10.8    Blue Sky Filings. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to the Investor at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Investor.

10.9    Legend Removal. The Company shall direct its transfer agent to remove the transfer restriction set forth in Section 5.9(a)(i) applicable to the Shares upon the written request of the Investor, within two (2) Business Days of the Company’s receipt of such request, at such time as the Shares (a) may be sold by the Investor pursuant to Rule 144 or (b) may be transferred without the requirement that the Company be in compliance with the public information requirements and without volume or manner-of-sale restrictions under Rule 144. The Investor, or if the Company’s transfer agent requires, the Company, shall provide such opinions of counsel reasonably requested by the Company’s transfer agent in connection with the removal of legends pursuant to this Section 10.9. The Company shall direct its transfer agent to remove the transfer restriction set forth in Section 5.9(a)(ii) applicable to the Shares upon expiration of the Lock-Up Period.

11.    Miscellaneous.

11.1    Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to the conflict of laws principles thereof that would require the application of the Law of any other jurisdiction. Any action brought, arising out of, or relating to this Agreement shall be brought in the Court of Chancery of the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of said Court in respect of any claim relating to the validity, interpretation and enforcement of this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit, or proceeding in which any such claim is made that it is not subject thereto or that such action, suit, or proceeding may not be brought or is not maintainable in such courts, or that the venue thereof may not be appropriate or that this agreement may not be enforced in or by such courts. The parties hereby consent to and grant the Court of Chancery of the State of Delaware jurisdiction over such parties and over the subject matter of any such claim. The parties hereby consent to and agree that mailing of process or other papers in connection with any such action, suit, or proceeding in the manner provided in Section 11.3 or in such other manner as may be permitted by law shall be valid and sufficient thereof.

11.2    Waiver. Waiver by a party of a breach hereunder by the other party shall not be construed as a waiver of any subsequent breach of the same or any other provision. No delay or omission by a party in exercising or availing itself of any right, power or privilege hereunder shall preclude the later exercise of any such right, power or privilege by such party. No waiver shall be effective unless made in writing with specific reference to the relevant provision(s) of this Agreement and signed by a duly authorized representative of the party granting the waiver.

11.3    Notices. All notices, instructions and other communications hereunder or in connection herewith shall be in writing, shall be sent to the address of the relevant party set forth on Exhibit B attached hereto and shall be (a) delivered personally, (b) sent by registered or certified mail, return receipt requested, postage prepaid, (c) sent via a reputable nationwide overnight courier service or (d) sent by electronic mail, with a confirmation copy to be sent by registered or certified mail, return receipt requested, postage prepaid. Any such notice, instruction or communication shall be deemed to have been delivered upon receipt if delivered by hand, three (3) Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, one (1) Business Day after it is sent via a reputable nationwide overnight courier service or when transmitted with electronic confirmation of receipt, if transmitted by electronic mail (if such transmission is made during regular business hours of the recipient on a Business Day; or otherwise, on the next Business Day following such transmission). Either party may change its address by giving notice to the other party in the manner provided above.

11.4    Entire Agreement. The Transaction Agreements contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect hereto and thereto.

11.5    Amendments. No provision in this Agreement shall be supplemented, deleted or amended except in a writing executed by an authorized representative of each of the Investor and the Company.

11.6    Headings; Nouns and Pronouns; Section References. Headings in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa. References in this Agreement to a section or subsection shall be deemed to refer to a section or subsection of this Agreement unless otherwise expressly stated.

11.7    Severability. If, under applicable Laws, any provision hereof is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement in any jurisdiction (“Modified Clause”), then, it is mutually agreed that this Agreement shall endure and that the Modified Clause shall be enforced in such jurisdiction to the maximum extent permitted under applicable Laws in such jurisdiction; provided that the parties shall consult and use all reasonable efforts to agree upon, and hereby consent to, any valid and enforceable modification of this Agreement as may be necessary to avoid any unjust enrichment of either party and to match the intent of this Agreement as closely as possible, including the economic benefits and rights contemplated herein.

11.8    Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either the Investor or the Company without (a) the prior written consent of the Company in the case of any assignment by the Investor or (b) the prior written consent of the Investor in the case of an assignment by the Company.

11.9    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11.10    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

11.11    Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of any party hereto. No Third Party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any party hereto.

11.12    No Strict Construction. This Agreement has been prepared jointly and will not be construed against either party.

11.13    Survival of Warranties. The representations and warranties of the Company and the Investor contained in this Agreement shall survive the Closing for eighteen (18) months, except for (a) the representations and warranties set forth in Sections 4.1, 4.2, 4.4, 4.5(a), 4.6(c), 4.7, 4.8, 4.11, 4.14, 4.15, 4.16, 4.17 and Sections 5.1, 5.2, 5.5, 5.7, and 5.8, which shall survive the Closing and (b) the representation and warranty of the Investor in Section 5.10, which shall not survive the Closing. The parties hereby acknowledge and agree that the rights of the parties hereunder are special, unique and of extraordinary character, and that if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, such refusal or failure would result in irreparable injury to the Company or the Investor as the case may be, the exact amount of which would be difficult to ascertain or estimate and the remedies at law for which would not be reasonable or adequate compensation. Accordingly, if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, then, in addition to any other remedy which may be available to any damaged party at law or in equity, such damaged party will be entitled to seek specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual or threatened damages, which remedy such damaged party will be entitled to seek in any court of competent jurisdiction.

11.14    Remedies. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or Law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

11.15    Expenses. Each party shall pay its own fees and expenses in connection with the preparation, negotiation, execution and delivery of the Transaction Agreements.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

REGENERON PHARMACEUTICALS, INC.

By:	/s/ Nouhad Husseini
	Name:	Nouhad Husseini
	Title:	Senior Vice President, Business Development

Signature Page to Stock Purchase Agreement

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

INTELLIA THERAPEUTICS, INC.

By:	/s/ John M. Leonard
	Name:	John M. Leonard, M.D.
	Title:	President and Chief Executive Officer

Signature Page to Stock Purchase Agreement

EXHIBIT A

FORM OF CROSS RECEIPT

CROSS RECEIPT

Intellia Therapeutics, Inc. hereby acknowledges receipt from Regeneron Pharmaceuticals, Inc. on June 1, 2020 of $30,000,000.00, representing the purchase price for 925,218 shares of Common Stock, par value $0.0001 per share, of Intellia Therapeutics, Inc., pursuant to that certain Share Purchase Agreement, dated as of May 30, 2020, by and between Regeneron Pharmaceuticals, Inc. and Intellia Therapeutics, Inc.

INTELLIA THERAPEUTICS, INC.

By:
Name:
Title:

Regeneron Pharmaceuticals, Inc. hereby acknowledges receipt from Intellia Therapeutics, Inc. on June 1, 2020 of 925,218 shares of Common Stock, par value $0.0001 per share, of Intellia Therapeutics, Inc., delivered pursuant to that certain Share Purchase Agreement, dated as of May 30, 2020, by and between Regeneron Pharmaceuticals, Inc. and Intellia Therapeutics, Inc.

REGENERON PHARMACEUTICALS, INC.

By:
Name:
Title:

EXHIBIT B

NOTICES

(a)	If to the Investor:

Regeneron Pharmaceuticals, Inc.

777 Old Saw Mill River Road

Tarrytown, New York 10591

Attention: President & CEO

Copy: General Counsel

with a copy to:

Morgan, Lewis & Bockius LLP

502 Carnegie Center

Princeton, New Jersey 08540

Attention: David C. Schwartz, Esq.

(b)	If to the Company:

Intellia Therapeutics, Inc.

40 Erie Street, Suite 130

Cambridge, Massachusetts 02139

Attention: General Counsel

Email: ntlanotice@intelliatx.com

with a copy to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention: Arthur McGivern, Esq.

Email: amcgivern@goodwinlaw.com